INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY
AND SERVICE AGREEMENT

THIS AGREEMENT is entered into this 30th day of December,
1998 by and between Dresdner RCM Global Funds, Inc. (the "Company"), on behalf of Dresdner RCM Tax Managed Growth
Fund, a series of the Company (the "Fund") and Dresdner
RCM Global Investors LLC (the "Investment Manager").
1.	Appointment and Acceptance of Appointment of the
Investment Manager
	(a)	Subject to express provisions and
limitations set forth in the Company's Articles of
Incorporation, Bylaws, Form N-1A Registration Statement
under the Investment Company Act of 1940, as amended
(the "1940 Act") and under the Securities Act of 1933, as
amended (the "1933 Act"), and the Fund's prospectus as in
use from time to time, as well as to the factors affecting
the Company's status as a regulated investment company
under the Internal Revenue Code of 1986, as amended, the
Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of
the cash, securities, and other assets of the Fund (the "Portfolio") presently held by State Street Bank & Trust
Company (the "Custodian"), any proceeds thereof, and any additions thereto, in the Investment Manager's discretion.
In the performance of its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to the investment objectives policies or restrictions of the Fund, which determinations shall be communicated in writing to
the Investment Manager. For all purposes herein, the
Investment Manager shall be deemed an independent contractor of the Company.
2.	Powers of the Investment Manager
	Subject to the limitations provided in Section 1
hereof, the Investment Manager is empowered hereby, through
any of its partners, principals, or appropriate employees,
for the benefit of the Fund:
	(a)	to invest and reinvest in shares, stocks,
bonds, notes and other obligations of every description
issued or incurred by governmental bodies, corporations,
mutual funds, trusts, associations or firms, in trade
acceptances and other commercial paper, and in loans and
deposits at interest on call or on time, whether or not
secured by collateral;
	(b)	to purchase and sell commodities or
commodities contracts and investments in put, call, straddle, or spread options;
	(c)	to enter into forward, future, or swap
contracts with respect to the purchase and sale of securities, currencies, commodities, and commodities contracts;
	(d)	to lend its portfolio securities to brokers,
dealers and other financial institutions;
	(e)	to buy, sell, or exercise options, rights and
warrants to subscribe for stock or securities;
	(f)	to engage in any other types of investment
transactions described in the Fund's Prospectus and Statement of Additional Information; and
	(g)	to take such other action, or to direct the
Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.
3.	Execution of Portfolio Transactions
	(a)	The Investment Manager shall provide adequate
facilities and qualified personnel for the placement of, and shall place, orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities or
other portfolio assets for the Fund.
	(b)	Unless otherwise specified in writing to the
Investment Manager by the Fund, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the Investment Manager's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager may place orders with brokerage firms that have sold shares of the Fund or that furnish statistical and other information to the Investment Manager, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to Section 5 hereof and Appendix A hereto.
	(c)	The Fund understands and agrees that the
Investment Manager may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker would have charged, provided, however, that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of Fund share sales, statistical, brokerage and other services provided by such broker, viewed in terms of either the specific transaction or the Investment Manager's overall responsibilities to the Fund and other clients for which the Investment Manager exercises investment discretion. The Fund also understands that the receipt and use of such services
will not reduce the Investment Manager's customary and normal research activities.
	(d)	The Fund understands and agrees that:
		(i)	the Investment Manager performs
investment management services for various clients and that the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;
		(ii)	the Investment Manager shall have no
obligation to purchase or sell for the Portfolios any security which the Investment Manager, or its principals or employees, may purchase or sell for its or their own accounts or the
account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio;
		(iii)	on occasions when the Investment Manager
deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Investment Manager
believes that to do so will be in the best interests of
the Fund. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations
to the Fund and to such other clients; and
		(iv)	the Investment Manager does not
prohibit any of its principals or employees from purchasing
or selling for their own accounts securities that may be recommended to or held by the Investment Manager's clients, subject to the provisions of the Investment Manager's Code of Ethics and that of the Company.
4.	Allocation of Expenses of the Company and the Fund
	(a)	The Investment Manager will bear all expenses
related to salaries of its employees and to the Investment Manager's overhead in connection with its duties under this Agreement. The Investment Manager also will pay all fees and salaries of the Company's directors and officers who are affiliated persons (as such term is defined in the 1940 Act)
of the Investment Manager.
	(b)	Except for the expenses specifically assumed
by the Investment Manager, the Fund will pay all of its expenses, including, without limitation, fees and expenses of the directors not affiliated with the Investment Manager attributable to the Fund; fees of the Investment Manager; fees of the Fund's administrator, custodian and subcustodians for all services to the Fund (including safekeeping of funds and securities and maintaining required books and accounts); transfer agent, registrar and dividend reinvestment and disbursing agent; interest charges; taxes; charges and expenses of the
Fund's legal counsel and independent accountants; charges
and expenses of legal counsel provided to the non-interested directors of the Company; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental agencies; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating or effecting purchases or sales of portfolio securities or registering privately issued portfolio securities; expenses of calculating and publishing the net asset value of the
Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of
fidelity bonding and other insurance premiums; expenses of stockholders' meetings; and SEC and state blue sky registration fees.
	(c)	The expenses borne by the Fund pursuant to
Section 4(b) shall include the Fund's proportionate share of any such expenses of the Company, which shall be allocated
among the Fund and the other series of the Company on such basis as the Company shall deem appropriate.
5.	Compensation of the Investment Manager
	(a)	In consideration of the services performed
by the Investment Manager hereunder, the Funds will pay or
cause to be paid to the Investment Manager, as they become
due and payable, management fees determined in accordance
with the attached Schedule of Fees (Appendix A). In the event of termination, any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Fund.
	(b)	The net asset value of the Fund's Portfolio
used in fee calculations shall be determined in the manner
set forth in the Articles of Incorporation and Bylaws of the Company and the Fund's prospectus as of the close of regular trading on the New York Stock Exchange on each business day the New York Stock Exchange is open.
	(c)	The Fund hereby authorizes the Investment Manager
to charge the Portfolio, subject to the provisions in Section
4 hereof, for the full amount of fees as they become due and payable pursuant to the attached schedule of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.
	(d) The Investment Manager may from time to time voluntarily agree to limit the aggregate operating expenses of the Fund for one or more fiscal years of the Company, as set forth in Appendix A hereto or in any other written agreement with the Company. If in any such fiscal year the aggregate operating expenses of the Fund (as defined in Appendix A or such other written agreement) exceed the applicable percentage of the average daily net assets of the Fund for such fiscal year, the Investment Manager shall reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be estimated, reconciled and paid on a quarterly basis, or such more frequent basis as the Investment Manager may agree in writing. Any such reimbursement of the Fund shall be repaid to the Investment Manager by the Fund, without interest, at such later time or times as it may be repaid without causing the aggregating operating expenses of the
Fund to exceed the applicable percentage of the average
daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement, the Fund shall have no further obligation to repay any such reimbursements.
6.	Service To Other Clients
	Nothing contained in this Agreement shall be
construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons,
trusts or companies, or to prohibit affiliates of the
Investment Manager from engaging in such businesses or
in other related or unrelated businesses.
7.	Standard of Care
	The Investment Manager shall have no liability
to the Fund, or its stockholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or omission in the performance of its obligations
to the Fund not involving willful misfeasance, bad faith,
gross negligence or reckless disregard of its obligations
and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any
way constitute a waiver or limitation of any rights which
the undersigned may have under any federal securities laws.
8.	Duration of Agreement
	This Agreement shall continue in effect until the
close of business on the second anniversary on the date
hereof.  This Agreement may thereafter be renewed from year
to year by mutual consent, provided that such renewal shall
be specifically approved at least annually by (i) the Board
of Directors of the Company, or by the vote of a majority
(as defined in the 1940 Act) of the outstanding voting
securities of the Company, and (ii) a majority of those
directors who are not parties to this Agreement or
interested persons (as defined in the 1940 Act) of any such
party cast in person at a meeting called for the purpose
of voting on such approval.
9.	Termination
	This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the
Company or by the vote of a majority (as defined in the
1940 Act) of the outstanding voting securities of the
Company on sixty (60) days' written notice to the Investment Manager, or by the Investment Manager on like notice to the Company. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).
10.	Reports, Books and Records
	The Investment Manager shall render to the Board of Directors of the Company such periodic and other reports as the Board may from time to time reasonably request. In compliance with the requirements of Rule 31a-3 under the
1940 Act, the Investment Manager hereby agrees that all
records which it maintains for the Company are property
of the Company.  The Investment Manager shall surrender
promptly to the Company any of such records upon the
Company's request, and shall preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act the records
required to be maintained by Rule 31a-1 under the 1940 Act.
11.	Representations and Warranties
	The Investment Manager represents and warrants to
the Company that the Investment Manager is registered as
an investment adviser under the Investment Advisers Act
of 1940. During the term of this Agreement, the Investment Manager shall notify the Company of any change in the membership of the Investment Manager's partnership within
a reasonable time after such change.  The Company
represents and warrants to the Investment Manager that the company is registered as an open-end management investment company under the 1940 Act. Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.
12.	Amendment of this Agreement
	No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.



DRESDNER RCM GLOBAL INVESTORS 	DRESDNER RCM GLOBAL FUNDS, INC.
LLC			 	ON BEHALF OF DRESDNER RCM
													TAX MANAGED GROWTH FUND

By: /s/William  L. Price	By: /s/George A. Rio



ATTEST:				ATTEST:

By:	/s/Robert J. Goldstein	By: /s/Karen Jacoppo-Wood

APPENDIX A
INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
AND SERVICE AGREEMENT
BETWEEN DRESDNER RCM GLOBAL INVESTORS LLC (the "INVESTMENT MANAGER") AND DRESDNER RCM GLOBAL FUNDS, INC.
SCHEDULE OF FEES
FOR DRESDNER RCM TAX MANAGED GROWTH FUND

Effective Date:  as of December 30, 1998
The Fund will pay a monthly fee to the Investment Manager based on the average daily net assets of the Fund, at the following annual rate:
	Value of Securities and Cash of Fund	  Fee
	The first $500 million 			  0.75% annually
	Above $500 million and below $1 billion	  0.70% annually
	Above $1 billion			  0.65% annually
For the fiscal year ended December 31, 1999, the Investment Manager shall reimburse the Fund, on behalf of its Class N and Class I shares, to the extent that the operating expenses of each such class exceed 1.50% and 1.25%, respectively, of its average daily net assets. For this purpose, the "operating expenses" of the Fund's Class N and Class I shares shall be deemed to include all ordinary operating expenses other than interest, taxes and extraordinary expenses.

Dated:  as of December 30, 1998
DRESDNER RCM GLOBAL INVESTORS LLC     DRESDNER RCM GLOBAL FUNDS, INC.
				      ON BEHALF OF DRESDNER RCM										TAX MANAGED GROWTH FUND

By: William L. Price			By: /s/George A. Rio



ATTEST:			ATTEST:

By:	/s/Robert J. Goldstein		By: /s/Karen Jacoppo-Wood

		N-SAR Sub-Item 77Q1(e)

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